EXHIBIT 11.1
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                                             COMPUTATION OF CONSOLIDATED EARNINGS PER SHARE
                                                (in thousands, except per share amounts)
                                                              (unaudited)

                                                             Quarter Ended
                                                        ----------------------
                                                        March 22,    March 23,
                                                          1997         1996
                                                       ----------   ----------
                                                       (12 weeks)   (12 weeks)

Earnings before extraordinary loss . . . . . . . .    $  92,260     $  76,490
Extraordinary loss . . . . . . . . . . . . . . . .       (5,210)       (1,084)
                                                      ----------    ----------
Net earnings . . . . . . . . . . . . . . . . . . .    $  87,050     $  75,406
                                                      ==========    ==========
FULLY DILUTED EARNINGS PER SHARE
--------------------------------
Weighted average common shares
   and all other dilutive securities:
     Common stock outstanding . . . . . . . . . . .      254,078      248,794
     Stock options. . . . . . . . . . . . . . . . .       13,098       12,427

                                                       ---------     --------
                                                         267,176      261,221
                                                       =========     ========
Fully diluted earnings from
   continuing operations per share. . . . . . . . .    $     .35     $    .29
Fully diluted results of extraordinary
   loss per share . . . . . . . . . . . . . . . . .         (.02)         .00
                                                       ---------     --------
Fully diluted net earnings per share. . . . . . . .    $     .33     $    .29
                                                       =========     ========

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